As filed with the Securities and Exchange Commission on September 11, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Portal Software, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	77-0369737
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

10200 South De Anza Boulevard

Cupertino, California 95014

(408) 572-2000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Mitchell L. Gaynor

Vice President, General Counsel and Secretary

Portal Software, Inc.

10200 South De Anza Boulevard

Cupertino, California 95014

(408) 572-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Timothy R. Curry, Esq.

O’Melveny & Myers LLP

2765 Sand Hill Road

Menlo Park, California 94025

(650) 473-2600

Facsimile: (650) 473-2601

Approximate date of commencement of proposed sale to the public:    As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒    Registration No. 333-85070

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Amount	Amount of Registration Fee(2)

Common Stock, par value $0.001 per share (3)	$10,000,000	$809.00

(1)	Does not include $50,000,000 of common stock previously registered pursuant to the Registrant’s Registration Statement on Form S-3 (File No. 333-85070) declared effective September 13, 2002, for which the registration fee has previously been paid.
(2)	Calculated pursuant to Rule 457(o).
(3)	Includes rights to purchase Registrant’s junior participating preferred stock associated with the common stock.

This Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Registration Statement is being filed with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the sole purpose of registering additional securities of the same class as were included in our Registration Statement on Form S-3 File No. 333-85070, as amended, declared effective September 13, 2002. The contents of such Registration Statement, including the exhibits thereto, are hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, California on this 11th day of September, 2003.

PORTAL SOFTWARE, INC.

By:	/s/ JOHN E. LITTLE
John E. Little Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints John E. Little, Howard A. Bain III and Mitchell L. Gaynor, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on September 11, 2003:

Name	Title	Date

/s/ JOHN E. LITTLE John E. Little	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	September 11, 2003

* Howard A. Bain III	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 11, 2003

* Arthur C. Patterson	Director	September 11, 2003

* Robert P. Wayman	Director	September 11, 2003

* Edward J. Zander	Director	September 11, 2003

/s/ I. DAVID MARTIN I. David Martin	Director	September 11, 2003

/s/ GEORGE J. GOLDSMITH George J. Goldsmith	Director	September 11, 2003

Richard A. Moran	Director	September 11, 2003

/s/ JENNIFER TAYLOR Jennifer Taylor	Director	September 11, 2003

*By:	/s/ JOHN E. LITTLE John E. Little Attorney-in-Fact	September 11, 2003

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of O’Melveny & Myers LLP

23.1	Consent of Independent Auditors

23.2	Consent of O’Melveny & Myers LLP (included in Exhibit 5.1)

*24.1	Power of Attorney (included on signature page)

*    Previously filed with the Registrant’s registration statement on Form S-3 (File No. 333-85070).